Exhibit 4.2

TRINITY CAPITAL CORPORATION

BYLAWS

Amended and restated as of October 1, 2003

TRINITY CAPITAL CORPORATION

BYLAWS

ARTICLE I

NAME

Section 1.1            Name.  The name of this corporation is “Trinity Capital Corporation.”

ARTICLE II

OFFICES

Section 2.1            Registered Office.  The corporation shall at all times maintain a registered office in the State of New Mexico, which, except as otherwise determined by the Board of Directors of the corporation (the “Board”), shall be in the City of Los Alamos, County of Los Alamos.

Section 2.2            Principal Office.  The principal office of the corporation shall be maintained at such place within or without the State of New Mexico as the Board shall designate.

Section 2.3            Other Offices.  The corporation may also have offices at such other places within or without the State of New Mexico as the Board shall from time to time designate or the business of the corporation shall require.

ARTICLE III

MEETINGS OF SHAREHOLDERS

Section 3.1            Place of Meetings.  All annual and special meetings of shareholders shall be held at such places within or without the State of New Mexico as the Board may determine.

Section 3.2            Annual Meetings.

3.2.1       Time and Place.  The regular annual meeting of shareholders for the election of directors and for the transaction of any other business of the corporation shall be held each year on the third Thursday of May, if not a legal holiday, or, if a legal holiday, then on the next succeeding day not a Saturday, Sunday or legal holiday, or at such other time, date or place as the Board may determine.

3.2.2       New Business.  At the annual meetings, directors shall be elected and any other business properly proposed and filed with the Secretary of the corporation as provided in these Bylaws may be transacted which is within the powers of the shareholders.

Any new business to be conducted at the annual meeting of the shareholders shall be stated in writing and filed with the Secretary of the corporation on or before sixty (60) days in advance of the first anniversary date (month and day) of the previous year’s annual meeting, and all business so stated, proposed and filed shall, unless prior action thereon is required by the Board, be considered at the annual meeting.  Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary of the corporation on or before sixty (60) days in advance of the first anniversary date (month or day) of the previous year’s annual meeting, such proposal may only be voted upon at a meeting held at least thirty (30) days after the annual meeting at which it is presented.  No other proposal made by shareholders may be acted upon at the annual meeting.  This provision shall not prevent the consideration, approval or disapproval at the annual meeting of the reports of officers and committees, but in connection with such reports no business shall be acted upon at such annual meeting unless stated and filed as herein provided.

Section 3.3            Notice.  Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting of the shareholders is called shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid, and addressed to the shareholder at his or her address as it appears on the records of the corporation as of the record date prescribed in Section 3.9.1 and Section 11.1.1 of these Bylaws.

Section 3.4            Nominations For Director.  Nominations of candidates for election as directors at any meeting of shareholders may be made:  (a) by, or at the direction of, a majority of the Board; or (b) by any shareholder of record entitled to vote at such meeting; provided that only persons nominated in accordance with procedures set forth in this Section shall be eligible for election as directors.

Nominations, other than those made by, or at the direction of, the Board, may only be made pursuant to timely notice in writing to the Secretary of the corporation as set forth in this Section 3.4.  To be timely, a shareholder’s notice shall be delivered to, or mailed and received by the Secretary of the corporation, for an annual meeting, not less than sixty (60) days nor more than ninety (90) days in advance of the first anniversary date (month and day) of the previous year’s annual meeting, and for a special meeting, not less than sixty (60) days nor more than ninety (90) days in advance of the date (month and day) of the special meeting, regardless of any postponements or adjournments of that meeting to a later date.  Such shareholder notice shall set forth:  (a) as to each person whom the shareholder proposes to nominate for election as a director:  (i) the name, age, business address and residential address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the corporation’s stock which are beneficially owned by such person on the date of such shareholder notice; and (iv) any other information relating to such person that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by Items 4(b) and 6 of Schedule 14A of Regulation 14A with the Securities and Exchange Commission; and (b) as to the shareholder giving the notice:  (a) the name and address, as they appear on the corporation’s books, of such shareholder and the name and principal business or residential address of any other beneficial shareholders known by such shareholder to support such nominees; and (b) the class and number of shares of the corporation’s stock which are beneficially owned by such shareholder on the date of such shareholder notice and the number of shares owned beneficially by any other record or beneficial shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.  At the request of the Board, any person nominated by, or at the request of, the Board for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

The Board may reject any nomination by a shareholder not timely made in accordance with the requirements of this Section 3.4.  If the Board, or a committee designated by the Board, determines that the information provided in a shareholder’s notice does not satisfy the informational requirements of this Section 3.4 in any material respect, the Secretary of the corporation shall promptly notify such shareholder of the deficiency in the notice.  The shareholder may cure the deficiency by providing additional information to the Secretary within such period of time, not less than five days from the date such deficiency notice is given to the shareholder, as the Board or such committee shall determine.  If the deficiency is not cured within such period, or if the Board or such committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this Section 3.4 in any material respect, then the Board may reject such shareholder’s notice and the proposed nominations shall not be accepted if presented at the shareholder meeting to which the notice relates.  The Secretary of the corporation shall notify a shareholder in writing whether his or her nomination has been made in accordance with the time and informational requirements of this Section 3.4.  Notwithstanding the procedure set forth in this Section 3.4, if neither the Board nor such committee makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the shareholders meeting shall determine and declare at the meeting whether a nomination was not made in accordance with the terms of this Section 3.4.  If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 3.4, he or she shall so declare at the meeting and the defective nomination shall not be accepted.

Section 3.5            Special Meetings.  Special meetings of shareholders for the purpose of taking any action permitted the shareholders by law and the Articles of Incorporation of this corporation may be called at any time by at least 50% of the directors then in office or by the holders of not less than a majority of shares entitled to vote at the meeting.  Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders.

Section 3.6            Voting Lists.  The officer having charge of the stock transfer books for shares of the capital stock of the corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting in alphabetical order, with the address of and the number of shares registered in the name of, each shareholder.  Such list shall be subject to inspection by any shareholder, for any purpose germane to the meeting, at any time during the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified in the notice of the meeting, at the place where the meeting is to be held.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 3.7            Quorum.  A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of the shareholders.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 3.8            Adjourned Meeting and Notice Thereof.  Any shareholders meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares present, whether in person or represented by proxy, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 3.7 above.  When any shareholders meeting, either annual or special, is adjourned for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.  Except as provided above, it shall not be necessary to give any notice of the adjourned meeting if the time and place thereof are announced at the meeting at which such adjournment is taken.

Section 3.9            Voting.

3.9.1       Record Date for Shareholders.  For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed fifty days.  If the stock transfer books are closed for the purpose of determining the shareholders entitled to notice of, or to vote at, a meeting of shareholders, the books shall be closed for at least ten days immediately preceding the meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, the date to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, shall be the record date for the determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall apply to any adjournment thereof.

3.9.2       Method; Vote Required.  Unless otherwise required by law, voting may be oral or by written ballot; provided, however, that all elections for directors must be by ballot if demanded by a shareholder before such voting begins.  Except as provided in Section 3.7, the affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Business Corporation Act or the Articles of Incorporation or these Bylaws.  There shall be no cumulative voting in the election of directors.

3.9.3       Voting of Shares by Certain Holders.  Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.  Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name.  Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into the trustee’s name.

Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held directly or indirectly by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section 3.10         Conduct of Meeting.  The presiding officer at any meeting of shareholders, either annual or special, shall be the Chairman of the Board or, in his or her absence, the Vice Chairman of the Board, or, in his or her absence, the Chief Executive Officer or, in the absence of all of the Chairman of the Board, the Vice Chairman of the Board and the Chief Executive Officer, anyone selected by a majority of the Board.  The secretary at such meetings shall be the Secretary of the corporation or, in his or her absence, anyone appointed by the presiding officer.

Section 3.11         Proxies.  At all meetings of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing and complying with the requirements of the Business Corporation Act.  No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest in the stock of the corporation or in the corporation generally which is sufficient in law to support an irrevocable power.

Section 3.12         Inspectors of Election.  In advance of any meeting of shareholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof.  If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the presiding officer of any such meeting may, and on the request of any shareholder or a shareholders proxy shall, make such appointment at the meeting.  The number of inspectors shall be either one or three.  If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.  The duties of such inspectors shall include:  (a) determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of the proxies; (b) receiving votes, ballots or consents; (c) hearing and determining all challenges and questions in any way arising in connection with the right to vote; (d) counting and tabulating all votes or consents; (e) determining the result; and (f) such acts as may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE IV

DIRECTORS

Section 4.1            Powers.  Subject to any limitations imposed by law, the Articles of Incorporation and these Bylaws as to actions which shall be authorized or approved by the shareholders, and subject to the duties of directors as prescribed thereby, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

Section 4.2            Number and Qualifications.  (a) The exact number of directors shall be fixed from time to time by the Board pursuant to a resolution adopted of not less than 50% of the number of directors which immediately prior to such change had been fixed, in the manner prescribed herein, by the Board, subject to the provisions of the Articles of Incorporation of the corporation.

(b)           The directors of the corporation shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the entire board permits with the term of office of one class expiring each year.  Initially, directors of Class I shall hold office for an initial term expiring at the 2004 annual meeting, directors of Class II shall hold office for an initial term expiring at the 2005 annual meeting and directors of Class III shall hold office for an initial term expiring at the 2006 annual meeting.  At each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.  Any vacancies in the board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified.  If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible.

(c)           Notwithstanding any other provisions of the Articles of Incorporation of the corporation or these bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, the Articles of Incorporation or these bylaws of the corporation), any director or the entire board of directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of not less than 50% of the outstanding shares of stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at an annual meeting of shareholders or at a meeting of the shareholders called for that purpose.

(d)           No person shall be eligible for election to the Board if such person has attained the age of seventy-five (75) years prior to the date of the shareholders’ meeting at which such person would be elected; provided however, that this limitation on service as a director of the corporation shall not apply to any director serving on the Board prior to the corporation’s 2003 annual meeting of shareholders and who has attained the age of seventy-five.

Section 4.3            Election and Vacancies.  Each director of the corporation shall be elected at the annual meeting of shareholders of the corporation and each director shall serve until the next succeeding annual meeting and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.  Any director may resign at any time upon written notice to the corporation.  Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies, shall hold office until the next annual meeting of shareholders at which directors are to be elected and until their successors are elected and qualified or until their earlier death, resignation or removal.  In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the board of directors, including vacancies resulting from the removal of directors, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.  Any directorship that is filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

Section 4.4            Regular Meetings.  The Board shall meet regularly at the time and place designated in a resolution of the Board or by written consent of all members of the Board, whether within or without the State of New Mexico, and no notice of such regular meetings need be given to the directors.

Section 4.5            Organization Meeting.  Following each annual meeting of shareholders, the Board shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the Board, for the purpose of organization, election of officers, and the transaction of other business.  Call and notice of such meetings are hereby dispensed with.

Section 4.6            Special Meetings.  Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, or a majority of directors then in office.  Notice of each such meeting shall be given to each director by the Secretary or by the person or persons calling the meeting.  Such notice shall specify the time and place of the meeting, which may be within or without the State of New Mexico, and the general nature of the business to be transacted, and no other business may be transacted at the meeting.  Such notice shall be deposited in the mail, postage prepaid, at least four (4) days prior to the meeting, directed to the address of the director on the records of the corporation, or delivered in person or by telephone or telegram, telecopy or other means of electronic transmission to the director at least 48 hours before the meeting.  Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting, or an approval of the minutes thereof, whether before or after such meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.  All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.7            Quorum; Majority Action.  A majority of the authorized number of directors shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time.  Notice of any adjourned meeting shall be given in the same manner as prescribed in Section 4.6 of these Bylaws.  Every act or decision of a majority of the directors present at a meeting at which a quorum is present, made or done at a meeting duly held, shall be valid as the act of the Board, unless a greater number is required by law or the Articles of Incorporation or these Bylaws.

Section 4.8            Action Without Meeting.  Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of the Board.

Section 4.9            Telephonic Meetings.  Members of the Board may participate in any regular or special meeting, including meetings of committees of the Board, through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.  Participation in a meeting pursuant to this section constitutes presence in person at such meeting.

Section 4.10         Fees and Compensation.  Fees and compensation of directors and members of committees for their services, and reimbursement for expenses, shall be fixed or determined by a resolution of the Board.  Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, employee, agent or otherwise, and receiving compensation therefor.

Section 4.11         Cause for Removal.  Cause for removal of a director in the manner set forth in Section 4.2(b) hereof, shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or willful misconduct in the performance of such director’s duty to the corporation and such adjudication is no longer subject to direct appeal.

Section 4.12         Directors Emeritus/Advisory Directors.  The Board of Directors may by resolution appoint directors emeritus or advisory directors who shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide.  Directors emeritus or advisory directors shall not have the authority to participate by vote in the transaction of business.

ARTICLE V

OFFICERS

Section 5.1            Executive Officers.  The executive officers of the corporation shall be the Chairman of the Board, Vice Chairman, the Chief Executive Officer, the President, the Secretary and any other individual performing functions similar to those performed by the foregoing persons, including any officer designated by the Board as performing such functions.

Section 5.2            Election.  The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of this Article, shall be chosen annually by the Board.  Each officer shall hold his or her office until he or she shall resign or shall be removed or otherwise disqualified to serve, or his or her successor shall be elected and qualified, and shall perform such duties as are prescribed in the Bylaws or as the Board may from time to time determine.

Section 5.3            Removal and Resignation.  Any officer may be removed, either with or without cause, by the Board, at any regular or special meeting thereof, or by any officer upon whom such power of removal may be conferred by the Board (without prejudice, however, to the rights, if any, of an officer under any contract of employment with the corporation).

Any officer may resign at any time by giving written notice to the Board, the Chief Executive Officer or to the President or to the Secretary of the corporation, without prejudice, however, to the rights, if any, of the corporation under any contract to which such officer is a party.  Any such resignation shall take effect at the date of the receipt or at any later time specified therein.

Section 5.4            Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled by the Board for the unexpired portion of the term.

Section 5.5            Compensation.  The Board shall fix the compensation of the officers of the corporation or shall be fixed by an officer of the corporation to whom the authority to fix compensation has been delegated by the Board.

Section 5.6            Chairman of the Board.  The Chairman of the Board shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the corporation.  The Chairman of the Board shall, if present, preside at all meetings of the shareholders and the Board and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board or prescribed by these Bylaws.  The Chairman of the Board shall have the authority to vote all shares of stock of any other corporation standing in the name of the corporation, at any meeting of the shareholders of such other corporation, or by written consent of the shareholders of such other corporation, and may, on behalf of the corporation, waive any notice of the calling of any such meeting, and may give a written proxy in the name of the corporation to vote any or all shares of stock of such other corporation owned by the corporation at any such meeting.

Section 5.7            Chief Executive Officer.  The Chief Executive Officer shall have general supervision of the business of the corporation, shall see that resolutions and orders of the Board are carried out, shall be a member of all standing committees of the Board and shall perform such other duties as from time to time may be assigned to him or her by the Board.

Section 5.8            President.  Except as otherwise provided by the Board, the President shall be the chief operating officer of the corporation and shall, subject to the control of the Board, have the general powers and duties of management usually vested in the office of the president of a corporation, and shall have such other powers and duties as the Board shall from time to time prescribe

Section 5.9            Secretary.  The Secretary shall keep, or cause to be kept, minutes of all meetings of the shareholders and Board in a book to be provided for that purpose, and shall attend to the giving and serving of all notices of meetings of shareholders and directors, and any other notices required by law to be given.  The Secretary shall be custodian of the corporate seal, if any, and shall affix the seal to all documents and papers requiring such seal.  The Secretary shall have such other powers and duties as the Board from time to time shall prescribe.

Section 5.10         Other Officers.  The corporation may have, at the discretion of the Board, one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and such other officers as may be appointed by the Board, each of whom shall hold office for such period, have such authority and perform such duties as the Board may from time to time determine.  Any person may hold more than one office.

ARTICLE VI

COMMITTEES OF THE BOARD OF DIRECTORS

Section 6.1            Committees of the Board of Directors.  The Board of Directors, by resolution adopted by majority of the Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution or in these Bylaws will have and may exercise all of the authority of the Board of Directors except that no committee (1) may declare dividends or authorize distributions, (2) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders, (3) amend Bylaws, (4) approve a plan of merger not requiring shareholder approval, authorize or approve the reacquisition of shares and (5) authorize and approve the issuance or sale of, or any contract to sell shares or designate terms of a series of a class of shares.  The action of any committee appointed by the Board of Directors is subject to review and revision by the Board of Directors.

ARTICLE VII

INDEMNIFICATION

Section 7.1            Indemnification.  Each person who is or was a director or officer of this corporation and each person who serves or served at the request of this corporation as a director, officer or partner of another enterprise shall be indemnified by this corporation in accordance with, and to the fullest extent authorized by, the Business Corporation Act, as the same now exists or may be hereafter amended.  No amendment to or repeal of this Article shall apply to or have any effect on the rights of any individual referred to in this Article for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

ARTICLE VIII

RECORDS AND REPORTS

Section 8.1            Records.  The corporation shall maintain adequate and correct books and records of account of its business and properties in compliance with the Business Corporation Act.

Section 8.2            Checks and Drafts.  All checks, drafts and other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board.

Section 8.3            Execution of Instruments.  The Board may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the corporation.  Such authority may be general or confined to specific instances.

Unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or for any amount.

Section 8.4            Financial Information to Shareholders.  The Directors may appoint the Treasurer or other fiscal officer to cause to be prepared and made available to shareholders the financial information prescribed by Section 53-11-50 of the Business Corporation Act.

Section 8.5            Fiscal Year.  The fiscal year of the corporation shall be a December 31 fiscal year.

Section 8.6            Annual Audit.  The corporation shall be subject to an annual audit as of the end of its fiscal year by independent accountants appointed by, and responsible to, the Board.

ARTICLE IX

DIVIDENDS ON STOCK

Section 9.1            Dividends on Stock.  Subject to applicable law, the Articles of Incorporation and these Bylaws, the Board may, from time to time, declare, and the corporation may pay, dividends on the outstanding shares of capital stock of the corporation.

ARTICLE X

CERTIFICATES

Section 10.1         Issuance.  The corporation, as authorized by the Board, may issue any and all forms of certificates of stock not inconsistent with law.  No certificate shall be issued for any share until such share is fully paid.

Section 10.2         Certificates for Shares.  Every holder of shares of the stock of the corporation or shares of any other class or series of stock that may be validly authorized and issued by the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board, or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder.  Any of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 10.3         Statements on Certificates.  Any certificates for shares of stock shall contain such legend or other statement as may be required by law or applicable rule or regulation, by these Bylaws or by any agreements between the corporation and the issue thereof.

Section 10.4         Lost or Destroyed Certificates.  In case any certificate for stock or other security issued by this corporation is lost or destroyed, the Board may authorize the issuance of a new certificate or instrument therefor, on such terms and conditions as it may determine, after proof of such loss or destruction satisfactory to the Board.  The Board may require a bond or other security in an adequate amount as indemnity for any such certificate or instrument when, in the Board’s judgment, it is proper to do so.

Section 10.5         Transfer.  Stock of the corporation shall be transferable on the books of the corporation by the person named in the certificate, or by the person entitled thereto, on surrender of the certificate for cancellation, accompanied by proper evidence of succession, assignment or authority to transfer.  The corporation shall be entitled to treat the holder of record of any stock certificate as owner thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such stock on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of New Mexico.

ARTICLE XI

CORPORATE SEAL

Section 11.1         Corporate Seal.  The corporate seal of the corporation, if any, shall be in such form as the Board shall prescribe.

ARTICLE XII

AMENDMENT OF BYLAWS

Section 12.1         Amendment of Bylaws.  The power to alter, amend and repeal these Bylaws and to make new Bylaws shall be vested in the Board.